POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Ahn, Benjamin Archibald, Ariana Cooper, Greg Daddario, Eugene Drozdetski, Noah Gellner, Brian Kindelan, Tricia Meyer and Howard Surloff of BlackRock, Inc., and Kenneth Burdon, George Ching, Tom DeCapo and Eric Requenez of Skadden, Arps, Slate, Meagher & Flom LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or BlackRock, Inc. or its affiliates (as the case may be).

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 24th day of November 2012.

By:	/s/ Richard Cavanagh

Print: Richard Cavanagh

ANNEX A

1.	BlackRock Alternatives Allocation FB Portfolio LLC	--
2.	BlackRock Alternatives Allocation FB TEI Portfolio LLC	--
3.	BlackRock Alternatives Allocation Master Portfolio LLC	--
4.	BlackRock Alternatives Allocation Portfolio LLC	--
5.	BlackRock Alternatives Allocation TEI Portfolio LLC	--
6.	BlackRock Build America Bond Trust	BBN
7.	BlackRock California Municipal 2018 Term Trust	BJZ
8.	BlackRock California Municipal Income Trust	BFZ
9.	BlackRock Core Bond Trust	BHK
10.	BlackRock Corporate High Yield Fund, Inc.	COY
11.	BlackRock Corporate High Yield Fund III, Inc.	CYE
12.	BlackRock Corporate High Yield Fund V, Inc.	HYV
13.	BlackRock Corporate High Yield Fund VI, Inc.	HYT
14.	BlackRock Credit Allocation Income Trust I, Inc.	PSW
15.	BlackRock Credit Allocation Income Trust II, Inc.	PSY
16.	BlackRock Credit Allocation Income Trust III	BPP
17.	BlackRock Credit Allocation Income Trust IV	BTZ
18.	BlackRock Debt Strategies Fund, Inc.	DSU
19.	BlackRock Defined Opportunity Credit Trust	BHL
20.	BlackRock Diversified Income Strategies Fund, Inc.	DVF
21.	BlackRock EcoSolutions Investment Trust	BQR
22.	BlackRock Energy and Resources Trust	BGR
23.	BlackRock Enhanced Capital and Income Fund, Inc.	CII
24.	BlackRock Enhanced Equity Dividend Trust	BDJ
25.	BlackRock Enhanced Government Fund, Inc.	EGF
26.	BlackRock Fixed Income Value Opportunities	--
27.	BlackRock Floating Rate Income Strategies Fund, Inc.	FRA
28.	BlackRock Floating Rate Income Strategies Fund II, Inc.	FRB
29.	BlackRock Floating Rate Income Trust	BGT
30.	BlackRock Florida Municipal 2020 Term Trust	BFO
31.	BlackRock Global Opportunities Equity Trust	BOE
32.	BlackRock Health Sciences Trust	BME
33.	BlackRock High Income Shares	HIS
34.	BlackRock High Yield Trust	BHY
35.	BlackRock Income Opportunity Trust, Inc.	BNA
36.	BlackRock Income Trust, Inc.	BKT
37.	BlackRock International Growth and Income Trust	BGY
38.	BlackRock Investment Quality Municipal Trust, Inc.	BKN
39.	BlackRock Limited Duration Income Trust	BLW
40.	BlackRock Long-Term Municipal Advantage Trust	BTA
41.	BlackRock Maryland Municipal Bond Trust	BZM
42.	BlackRock Muni Intermediate Duration Fund, Inc.	MUI
43.	BlackRock Muni New York Intermediate Duration Fund, Inc.	MNE
44.	BlackRock MuniAssets Fund, Inc.	MUA
45.	BlackRock Municipal 2018 Term Trust	BPK
46.	BlackRock Municipal 2020 Term Trust	BKK
47.	BlackRock Municipal Bond Investment Trust	BIE
48.	BlackRock Municipal Bond Trust	BBK
49.	BlackRock Municipal Income Investment Quality Trust	BAF
50.	BlackRock Municipal Income Investment Trust	BBF
51.	BlackRock Municipal Income Quality Trust	BYM
52.	BlackRock Municipal Income Trust	BFK
53.	BlackRock Municipal Income Trust II	BLE
54.	BlackRock Municipal Target Term Trust	BTT
55.	BlackRock MuniEnhanced Fund, Inc.	MEN
56.	BlackRock MuniHoldings California Quality Fund, Inc.	MUC
57.	BlackRock MuniHoldings Fund, Inc.	MHD
58.	BlackRock MuniHoldings Fund II, Inc.	MUH
59.	BlackRock MuniHoldings Investment Quality Fund	MFL
60.	BlackRock MuniHoldings New Jersey Quality Fund, Inc.	MUJ
61.	BlackRock MuniHoldings New York Quality Fund, Inc.	MHN
62.	BlackRock MuniHoldings Quality Fund, Inc.	MUS
63.	BlackRock MuniHoldings Quality Fund II, Inc.	MUE
64.	BlackRock MuniVest Fund, Inc.	MVF
65.	BlackRock MuniVest Fund II, Inc.	MVT
66.	BlackRock MuniYield Arizona Fund, Inc.	MZA
67.	BlackRock MuniYield California Fund, Inc.	MYC
68.	BlackRock MuniYield California Quality Fund, Inc.	MCA
69.	BlackRock MuniYield Fund, Inc.	MYD
70.	BlackRock MuniYield Investment Fund	MYF
71.	BlackRock MuniYield Investment Quality Fund	MFT
72.	BlackRock MuniYield Michigan Quality Fund, Inc.	MIY
73.	BlackRock MuniYield Michigan Quality Fund II, Inc.	MYM
74.	BlackRock MuniYield New Jersey Fund, Inc.	MYJ
75.	BlackRock MuniYield New Jersey Quality Fund, Inc.	MJI
76.	BlackRock MuniYield New York Quality Fund, Inc.	MYN
77.	BlackRock MuniYield Pennsylvania Quality Fund	MPA
78.	BlackRock MuniYield Quality Fund, Inc.	MQY
79.	BlackRock MuniYield Quality Fund II, Inc.	MQT
80.	BlackRock MuniYield Quality Fund III, Inc.	MYI
81.	BlackRock New Jersey Municipal Bond Trust	BLJ
82.	BlackRock New Jersey Municipal Income Trust	BNJ
83.	BlackRock New York Municipal 2018 Term Trust	BLH
84.	BlackRock New York Municipal Bond Trust	BQH
85.	BlackRock New York Municipal Income Quality Trust	BSE
86.	BlackRock New York Municipal Income Trust	BNY
87.	BlackRock New York Municipal Income Trust II	BFY
88.	BlackRock Pennsylvania Strategic Municipal Trust	BPS
89.	BlackRock Preferred Partners LLC	--
90.	BlackRock Real Asset Equity Trust	BCF
91.	BlackRock Resources & Commodities Strategy Trust	BCX
92.	BlackRock S&P Quality Rankings Global Equity Managed Trust	BQY
93.	BlackRock Senior High Income Fund, Inc.	ARK
94.	BlackRock Strategic Bond Trust	BHD
95.	BlackRock Utility and Infrastructure Trust	BUI
96.	BlackRock Virginia Municipal Bond Trust	BHV
97.	The BlackRock Strategic Municipal Trust	BSD
98.	The Massachusetts Health & Education Tax-Exempt Trust	MHE